POWER OF ATTORNEY
                                -----------------

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director and/or Officer of CITICORP, a Delaware corporation, and CITIBANK, N.A., a national association, hereby constitutes and appoints each of ROGER W. TRUPIN, GERARD E. KETZ, AND FREDERICK W. BATTLINE his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorney and agent may deem necessary or advisable to enable Citicorp and/or Citibank, N.A. to comply with the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of 1933 of:

1.    comon stock of Citicorp;

2.    preferred stock of Citicorp;

3.    debt securities or other obligations issued or guaranteed by Citicorp;

4. shares of common stock of Citicorp to be offered under the employee benefit plans of Citicorp and/or Citibank, N.A. and interests in the Savings Incentive Plan of Citibank, N.A. and Affiliates; and

5. mortgage pass-through certificates of Citibank, N.A. or any affiliate thereof, and in connection with the reporting requirements under the Securities Exchange Act of 1934 with respect thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Citicorp and Citibank, N.A. to one or more Registration Statements to be filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including post-effective amendments, to the said Registration Statements and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that the said attorneys and agents, or any of them, has done, shall do or cause to be done by virtue hereof.

This power of Attorney is given solely and exclusively for the purposes herein mentioned for the period from February 20, 1997 through March 10, 1997, inclusive.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand.


                                                       /s/ Thomas E. Jones
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Dated:    February 18, 1997